                                                                 EXHIBIT 21(a)


                            FAMILY RESTAURANTS, INC.

                                 1996 FORM 10-K

                              LIST OF SUBSIDIARIES

                                                          Jurisdiction of
   Subsidiaries as of December 29, 1996                    Incorporation
-------------------------------------------               --------------

CCMR Advertising Agency, Inc.                             Kentucky
CCMR of Catonsville, Inc.                                 Kentucky
CCMR of Cumberland, Inc.                                  Kentucky
CCMR of Frederick, Inc.                                   Kentucky
CCMR of Golden Ring, Inc.                                 Kentucky
CCMR of Greenbelt, Inc.                                   Kentucky
CCMR of Harford County, Inc.                              Kentucky
CCMR of Inner Harbor, Inc.                                Kentucky
CCMR of Maryland, Inc.                                    Delaware
CCMR of Ritchie Highway, Inc.                             Kentucky
CCMR of Timonium, Inc.                                    Delaware
Chi-Chi's, Inc.                                           Delaware
Chi-Chi's Franchise Operations Corporation                Kentucky
Chi-Chi's Management Corporation                          Kentucky
Chi-Chi's of Greenbelt, Inc.                              Kentucky
Chi-Chi's of Kansas, Inc.                                 Kansas
Chi-Chi's of South Carolina, Inc.                         Kentucky
Chi-Chi's of West Virginia, Inc.                          Kentucky
El Torito Franchising Company                             Delaware
El Torito Restaurants, Inc.                               Delaware
FRI-Admin Corporation                                     Delaware
FRI-MRD Corporation                                       Delaware
Maintenance Support Group, Inc.                           Kentucky